Exhibit 1.0

EXECUTION VERSION

TERMS AGREEMENT

May 13, 2009

American Express Company
200 Vesey Street
New York, New York 10285

          Attention: Treasurer

Ladies and Gentlemen:

          We (the “Representatives”) understand that American Express Company, a New York corporation (the “Company”), proposes to issue and sell U.S.$ 1,250,000,000 aggregate principal amount of its 7.250% Notes due May 20, 2014 (the “2014 Notes”) and U.S.$ 1,750,000,000 aggregate principal amount of its 8.125% Notes due May 20, 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Securities”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-138032) (the “Registration Statement”).

          Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named in Schedule I hereto (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Securities set forth therein opposite their respective names at 99.492% of the principal amount of the 2014 Notes and 99.225% of the principal amount of the 2019 Notes, together with accrued interest, if any, thereon from May 18, 2009 to the Closing Date. The Closing Date shall be May 18, 2009, at 9:30 a.m. at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, or at such other time or place on the same or such other date as the Representatives and the Company may agree upon in writing, and shall occur in Federal (same day) funds. The Securities shall be represented by one or more global securities (the “Global Securities”) registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York (the “Depository”).

          The Securities shall have the following terms:

Title:	U.S.$ 1,250,000,000 aggregate principal amount of its 7.250%
Notes due May 20, 2014.

U.S.$ 1,750,000,000 aggregate principal amount of its 8.125%
Notes due May 20, 2019.

Maturity:	May 20, 2014 for the 2014 Notes.

May 20, 2019 for the 2019 Notes.

Interest Payment Dates:	May 20 and November 20 of each year, beginning November 20,
2009.

Initial Price to Public:	99.842% of the principal amount of the 2014 Notes and 99.675%
of the principal amount of the 2019 Notes, plus accrued interest, if any, from May 18, 2009.

Underwriting Discount:	0.350% for the 2014 Notes.

0.450% for the 2019 Notes.

Net Proceeds Before
Expenses to Company:	U.S$ 2,980,087,500.

Delayed Delivery	None.
Contracts:

Redemption provisions:	The Company may not redeem the Securities prior to maturity
unless certain events occur involving United States taxation.

Indenture:	Senior Debt Indenture dated as of August 1, 2007 among the
Company and The Bank of New York Mellon, as trustee.

Counsel for the
Underwriters:	Cleary Gottlieb Steen & Hamilton LLP

Additional terms:	As set forth in the Prospectus Supplement dated May 13, 2009 to the Prospectus dated October 16, 2006 relating to the Securities.

          Except as expressly set forth below, all the provisions contained in the document entitled “American Express Company––Debt Securities––Underwriting Agreement Basic Provisions” filed as an exhibit to the Registration Statement on October 16, 2006 (the “Basic Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement, except as provided herein, to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions, except as otherwise defined herein, are used herein as therein defined.

          Amendments to the Basic Provisions:

1.	Each Underwriter hereby represents to and agrees with the Company that:

(i)      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives for any such offer; or (d) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(ii)      It has (a) only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(iii)     It has not offered, sold or delivered and will not offer, sell or deliver any of the Securities directly or indirectly, or distribute the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction outside the United States or the jurisdictions described in paragraphs (i)-(ii) of this Section 1 except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth herein.

          2.      The fourth subclause of Section 1(b) of the Basic Provisions is amended and restated as follows:

          “and on the date of any filing pursuant to Rule 424(b), as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;”

          3.      The first sentence of Section 1(c) of the Basic Provisions is amended and restated as follows:

          “As of the Applicable Time, the Disclosure Package, when considered as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.”

          4.      The first sentence of Section 1(f) of the Basic Provisions is amended to delete the words “listed on the schedule to the Terms Agreement” immediately following the words “Each Issuer Free Writing Prospectus.”

          5.      Section 1(o) of the Basic Provisions is amended and restated as follows:

          “Neither the Company nor any of American Express Banking Corp., American Express Travel Related Services Company, American Express Bank, FSB, American Express Centurion Bank, American Express Credit Corporation, American Express Limited and American Express International (the “Principal Subsidiaries”) is in violation or default of (i) any provision of its charter or bylaws or other constitutive documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Principal Subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii), where such violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.”

          6.      Section 1 of the Basic Provisions is amended to insert the following at the end of the existing provisions:

          “(t)       The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (u)       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.”

          7.      Section 5(c) of the Basic Provisions is amended and restated as follows:

          “(c)      Prior to the termination of the offering of the Securities, if there occurs an event or development as a result of which the Disclosure Package or any Issuer Free Writing Prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package or any Issuer Free Writing Prospectus may cease until it is amended or supplemented, and will amend or supplement, at the expense of the Company, the Disclosure Package or any such Issuer Free Writing Prospectus, as the case may be, to correct any such misstatements or omissions and supply any amendment or supplement to you in such quantities as you may reasonably request.”

          8.      The first subclause of Section 5(g) of the Basic Provisions is amended and restated to read as follows:

          “The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with its review of the offering;”

          9.      The first sentence of Section 5(h) of the Basic Provisions is amended and restated to read as follows:

          “The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities, all fees and expenses of the Company's counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse the Underwriters for any expenses and disbursements (including fees and disbursements of counsel not exceeding the amount, if any, specified in the Terms Agreement) incurred by them in connection with the matters referred to in Section 5(g) hereof and the preparation of memoranda relating thereto, for any filing fee of FINRA relating to the Securities, and for any fees charged by investment rating agencies for rating the Securities.”

          10.     The first subclause of Section 5(j) of the Basic Provisions is amended and restated to read as follows:

          “The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto;”

          11.     Paragraph (vi) of Section 6(c) of the Basic Provisions is amended and restated as follows:

          “(vi) Such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the final term sheet prepared and filed pursuant to Section 5(b) hereto, when taken together as a whole, at the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;”

          12.     Paragraph (xi) of Section 6(c) of the Basic Provisions is amended and restated as follows:

          “(xi) Neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its Principal Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its subsidiaries or any of their respective properties of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, except, in the case of (ii) and (iii), where any such breach, violation or default would not be material to the Company and its subsidiaries, taken as a whole;”

          13.     Section 6(c) of the Basic Provisions is amended to insert the following at the end of the existing provisions:

          “(xiv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act.”

          14.     In the eleventh line of Section 8(a) of the Basic Provisions the words “Permitted Free Writing Prospectus” are replaced with the words “any Issuer Free Writing Prospectus, any issuer information filed or required to be filed pursuant to Rule 433(d)”.

          15.      Section 8(a) of the Basic Provisions is revised to delete the following language:

          “provided, further that the foregoing indemnity with respect to any Preliminary Final Prospectus, the Final Prospectus or any Permitted Free Writing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Securities, or to the benefit of any person controlling such Underwriter, if a copy of the Preliminary Final Prospectus, Final Prospectus or Permitted Free Writing Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Securities with such person, and if the Preliminary Final Prospectus, Final Prospectus or Permitted Free Writing Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.”

          16.     The last sentence of Section 8(c) of the Basic Provisions is amended to insert the following at the end of the existing sentence:

          “and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.”

          17.     Paragraph (i) of Section 10 of the Basic Provisions is amended and restated as follows:

          “(i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally shall have been suspended or materially limited or minimum prices shall have been established on such Exchange.”

          18.     In the 10th line of the first sentence of Section 10 of the Basic Provisions, the words “in the judgment of the Representatives” are replaced with “in the reasonable judgment of the Representatives.”

          19.     Pursuant to Section 12 of the Basic Provisions, notices to the Representatives of the Underwriters shall be sent to:

Name:	Banc of America Securities LLC
Address:	Bank of America Tower
One Bryant Park
New York, New York 10036
Attention:	High Grade Debt Capital Markets Transaction
Management/Legal
Facsimile Number:	(212) 901-7881

Name:	Citigroup Global Markets Inc.
Address:	388 Greenwich Street
New York, New York 10013
Attention:	General Counsel
Facsimile Number:	(212) 816-7912

Name:	Goldman, Sachs & Co.
Address:	85 Broad Street, 20th Floor
New York, New York 10004
Attention:	Registration Department
Facsimile Number:	(212) 902-3000

Name:	J.P. Morgan Securities Inc.
Address:	270 Park Avenue
New York, New York 10017
Attention:	High Grade Syndicate Desk
Facsimile Number:	(212) 834-6081

Name:	UBS Securities LLC
Address:	677 Washington Boulevard
Stamford, Connecticut 06901
Attention:	Fixed Income Syndicate
Facsimile Number:	(203) 719-0495

          20.     The definition of “Disclosure Package” in Section 19 of the Basic Provisions is amended and restated as follows:

          “ “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Final Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectus identified in Schedule II of this Terms Agreement (excluding the treasury benchmark, treasury price, treasury yield, re-offer spread to benchmark, and reoffer yield included therein) and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.”

          21.     The following definitions shall be added to Section 19 of the Basic Provisions:

          “ “Applicable Time” shall mean 5:48 p.m., New York City time, on the date of this Terms Agreement.”

          “ “Counsel to the Underwriters” shall mean Cleary Gottlieb Steen & Hamilton LLP.”

          22.     In addition to the legal opinions required by Sections 6(c) and 6(d) of the Basic Provisions, the Underwriters shall have received an opinion of Tammy Fried, Vice President-Tax Counsel of the Company, dated the Closing Date, to the effect that such counsel has reviewed the statements in the Prospectus Supplement under the heading “Certain United States Federal Income Tax Considerations” and, insofar as they are, or refer to, statements of United States tax law or legal conclusions, such statements are accurate in all material respects, subject in the case of the opinion and other statements to qualifications set forth therein.

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

[The remainder of this page has been intentionally left blank.]

     “We hereby accept your offer, set forth in the Terms Agreement, dated May        , 2009, to purchase the Securities on the terms set forth therein.”

Very truly yours,

For itself and as Representative of the Underwriters

BANC OF AMERICA SECURITIES LLC

By	/s/ Christopher Hogg
Name: Christopher Hogg
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

GOLDMAN, SACHS & CO.

By

J.P. MORGAN SECURITIES INC.

By
Name:
Title:

UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:

     “We hereby accept your offer, set forth in the Terms Agreement, dated May        , 2009, to purchase the Securities on the terms set forth therein.”

Very truly yours,

For itself and as Representative of the Underwriters

BANC OF AMERICA SECURITIES LLC

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

GOLDMAN, SACHS & CO.

By

J.P. MORGAN SECURITIES INC.

By
Name:
Title:

UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:

     “We hereby accept your offer, set forth in the Terms Agreement, dated May        , 2009, to purchase the Securities on the terms set forth therein.”

Very truly yours,

For itself and as Representative of the Underwriters

BANC OF AMERICA SECURITIES LLC

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

GOLDMAN, SACHS & CO.

By	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

J.P. MORGAN SECURITIES INC.

By
Name:
Title:

UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:

     “We hereby accept your offer, set forth in the Terms Agreement, dated May        , 2009, to purchase the Securities on the terms set forth therein.”

Very truly yours,

For itself and as Representative of the Underwriters

BANC OF AMERICA SECURITIES LLC

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

GOLDMAN, SACHS & CO.

By

J.P. MORGAN SECURITIES INC.

By	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:

     “We hereby accept your offer, set forth in the Terms Agreement, dated May        , 2009, to purchase the Securities on the terms set forth therein.”

Very truly yours,

For itself and as Representative of the Underwriters

BANC OF AMERICA SECURITIES LLC

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

GOLDMAN, SACHS & CO.

By

J.P. MORGAN SECURITIES INC.

By
Name:
Title:

UBS SECURITIES LLC

By	/s/ Scott Yeager
Name: Scott Yeager
Title: Managing Director UBS Securities LLC

By	/s/ Khalid Azim
Name: Khalid Azim
Title: Executive Director Debt Capital Markets

Accepted

AMERICAN EXPRESS COMPANY

By	/s/ David L. Yowan
Name: David L. Yowan
Title: Senior Vice President and Corporate Treasurer

SCHEDULE I

	Principal Amount of	Principal Amount of
Name	2014 Notes	2019 Notes
Banc of America Securities LLC	$218,750,000	$306,250,000
Citigroup Global Markets Inc	218,750,000	306,250,000
Goldman, Sachs & Co	218,750,000	306,250,000
J.P. Morgan Securities Inc	218,750,000	306,250,000
UBS Securities LLC	218,750,000	306,250,000
Credit Suisse Securities (USA) LLC	34,375,000	48,125,000
Mitsubishi UFJ Securities (USA), Inc	34,375,000	48,125,000
Mizuho Securities USA Inc	34,375,000	48,125,000
RBS Securities Inc	34,375,000	48,125,000
BNY Mellon Capital Markets, LLC	6,250,000	8,750,000
CastleOak Securities, L.P	6,250,000	8,750,000
The Williams Capital Group, L.P	6,250,000	8,750,000

Total	$1,250,000,000	$1,750,000,000

SCHEDULE II

1. $ 1,250,000,000 7.250% Notes due May 20, 2014

2. $ 1,750,000,000 8.125% Notes due May 20, 2019